                                                                    EXHIBIT 11.1
                                                                    ------------

Synbiotics Corporation

Computation of Earnings Per Share
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
                                                 Three Months Ended March 31,
                                                ------------------------------
                                                   1997               1996
                                                ----------          ----------
Primary Earnings Per Share:

Net income per statement of operations          $  830,000           $1,651,000
                                                ==========           ==========

Weighted average number of shares outstanding    7,485,000            5,911,000
                                                ==========           ==========

Primary earnings per share                      $      .11           $      .28
                                                ==========           ==========

Fully Diluted Earnings Per Share:

Net income per statement of operations          $  830,000           $1,651,000
                                                ==========           ==========

Reconciliation of weighted average number of shares per primary computation above, to amount used for fully diluted computation:

Weighted average number of shares
 outstanding, per primary computation            7,485,000            5,911,000

Add-effect of outstanding options (as
 determined by the application of the
 treasury method)                                    7,000               13,000
                                                ----------           ----------

Weighted average number of shares, as
 adjusted                                        7,492,000            5,924,000
                                                ==========           ==========

Fully diluted earnings per share                $      .11           $      .28
                                                ==========           ==========
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